CONFORMED COPY
                                                   --------------



                    STOCK PURCHASE AGREEMENT

                         by and between


                       KINARK CORPORATION

                               and


                   NAWC HOLDING COMPANY, INC.



                       As of June 23, 2000






                        TABLE OF CONTENTS
                        -----------------

ARTICLE 1  PURCHASE AND SALE OF STOCK                            1
          Section 1.1    Purchase and Sale                       1
          Section 1.2    Consideration                           1
          Section 1.3    Accounts Receivable Adjustment and
          Accounts Payable Adjustment.                           2
          Section 1.4    Closing                                 4
          Section 1.5    Deliveries by Seller                    4
          Section 1.6    Deliveries by Buyer                     5

ARTICLE 2  RELATED MATTERS                                       5
          Section 2.1    Use of Seller's Names and Logos         5
          Section 2.2    No Ongoing or Transition Services       6
          Section 2.3    Post-Closing Insurance Coverages.       6
          Section 2.4    Intercompany Accounts                   7

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF SELLER              7
          Section 3.1    Organization                            7
          Section 3.2    Authorization                           8
          Section 3.3    Capital Stock                           8
          Section 3.4    Ownership of the Common Stock           9
          Section 3.5    Consents and Approvals; No Violations   9
          Section 3.6    Financial Statements                   10
          Section 3.7    Absence of Material Adverse Effect     10
          Section 3.8    Title, Ownership and Related Matters   10
          Section 3.9    Leases                                 11
          Section 3.10   Intellectual Property                  11
          Section 3.11   Environmental Matters                  12
          Section 3.12   Litigation                             13
          Section 3.13   Compliance with Applicable Law         13
          Section 3.14   Certain Contracts and Arrangements     13
          Section 3.15   Employee Benefit Plans; ERISA          14
          Section 3.16   Labor Matters                          16
          Section 3.17   Taxes                                  16
          Section 3.18   Certain Fees                           18
          Section 3.19   Subsidiaries                           18
          Section 3.20   Insurance                              18
          Section 3.21   Undisclosed Liabilities                18

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF BUYER              19
          Section 4.1    Organization and Authority of Buyer    19
          Section 4.2    Consents and Approvals; No Violations  19
          Section 4.3    Availability of Funds                  20
          Section 4.4    Litigation                             20
          Section 4.5    Investigation by Buyer                 20
          Section 4.6    Certain Fees                           20

                                -i-

          Section 4.7    Investment Representations             21

ARTICLE 5  COVENANTS                                            21
          Section 5.1    Conduct of the NAWC Business           21
          Section 5.2    Access to Information                  22
          Section 5.3    Consents                               23
          Section 5.4    Reasonable Best Efforts                23
          Section 5.5    Public Announcements                   23
          Section 5.6    Covenant to Satisfy Conditions         24
          Section 5.7    Employees; Employee Benefits           24
          Section 5.8    Certain Tax Matters                    25
          Section 5.9    Prior Knowledge                        32
          Section 5.10   Supplemental Disclosure                32
          Section 5.11   Inquiries and Negotiations             33
          Section 5.12   Post-Closing Insurance Coverages.      33

ARTICLE 6  CONDITIONS TO OBLIGATIONS OF THE PARTIES             34
          Section 6.1    Conditions to Each Party's Obligation  34
          Section 6.2    Conditions to Obligations of Seller    34
          Section 6.3    Conditions to Obligations of Buyer     35

ARTICLE 7  TERMINATION                                          36
          Section 7.1    Termination                            36
          Section 7.2    Procedure and Effect of Termination    37

ARTICLE 8  SURVIVAL OF REPRESENTATIONS                          38
          Section 8.1    Survival of Representations, Warranties
                          and Agreements                        38

ARTICLE 9  MISCELLANEOUS                                        38
          Section 9.1    Fees and Expenses                      38
          Section 9.2    Further Assurances                     39
          Section 9.3    Notices                                39
          Section 9.4    Severability                           40
          Section 9.5    Binding Effect; Assignment             41
          Section 9.6    No Third Party Beneficiaries           41
          Section 9.7    Interpretation                         41
          Section 9.8    Jurisdiction and Consent to Service    42
          Section 9.9    Entire Agreement                       42
          Section 9.10   Governing Law                          42
          Section 9.11   Specific Performance                   42
          Section 9.12   Counterparts                           43
          Section 9.13   Amendment, Modification and Waiver     43
          Section 9.14   Knowledge                              43
          Section 9.15   Schedules and Exhibits                 43

                                  -ii-

                    STOCK PURCHASE AGREEMENT
                    ------------------------

           STOCK  PURCHASE AGREEMENT, dated June 23,  2000  (this

"Agreement"),  by  and  between Kinark  Corporation,  a  Delaware corporation  ("Seller"),  and  NAWC  Holding  Company,  Inc.,  an

Illinois corporation ("Buyer").

                      W I T N E S S E T H:
                      - - - - - - - - - -
           WHEREAS, Seller owns all of the issued and outstanding

shares   of  common  stock  (the "Shares")  of  North   American

Warehousing Company, an Illinois corporation, which conducts  the

"NAWC Business" of Seller (the "Company"); and

           WHEREAS, pursuant to the terms and conditions of  this

Agreement, Seller desires to sell to Buyer, and Buyer desires  to purchase from Seller, the Shares.

           NOW, THEREFORE, in consideration of the foregoing  and

the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                            ARTICLE 1

                   PURCHASE AND SALE OF STOCK

          Section 1.1    Purchase and Sale.  Subject to the terms

and  conditions  set  forth  in this Agreement,  at  the  closing provided for in Section 1.4 hereof (the "Closing"), Seller agrees to  sell,  transfer  and deliver to Buyer, and  Buyer  agrees  to purchase,  acquire and accept from Seller, the Shares,  free  and clear  of all liens, claims, options, security interests or other encumbrances.

          Section 1.2    Consideration.  Subject to the terms and

conditions  of  this Agreement and subject to adjustment  of  the

Purchase  Price as provided for herein, in consideration  of  the aforesaid  sale, transfer and delivery of the Shares, Buyer  will deliver  or  cause  to  be delivered to  Seller  at  the  Closing

$166,000  (the "Purchase Price") by wire transfer of  immediately available  federal  funds  to  such  bank  account  as  shall  be designated in writing by Seller to Buyer prior to such  execution or  at least three days prior to the Closing, as the case may be.

Such  Purchase Price shall be subject to adjustment as set  forth in Section 1.3 hereof.

           Section  1.3     Accounts  Receivable  Adjustment  and

Accounts Payable Adjustment.

               (a)  Adjustment.

                     (i)  If the gross accounts receivable of the

Company  as  reflected  on the Accounts Receivable  and  Accounts

Payable  Statement (as defined in Section 1.3(b))  (the  "Closing

Accounts Receivable") is less than $172,000 (the "Target Accounts

Receivable"), the Purchase Price shall be reduced by  the  amount that  the Target Accounts Receivable exceeds the Closing Accounts

Receivable  (the "Accounts Receivable Deficit").  The  amount  of any  Accounts  Receivable Deficit shall be payable by  Seller  to

Buyer pursuant to Section 1.3(a)(iv).

                     (ii)  If the Closing Accounts Receivable  is

greater  than $222,500, the Purchase Price shall be increased  by the  amount that the Closing Accounts Receivable exceeds $222,500

(the  "Accounts Receivable Surplus").  The amount of any Accounts

Receivable  Surplus shall be payable by Buyer to Seller  pursuant to Section 1.3(a)(iv).

                     (iii)      If  the accounts payable  of  the

Company on the Closing Date (as prepared consistently with  prior periods)  (such accounts payable totaled $50,524 on the Financial

Statements,  as  defined  in Section  3.6)  exceed  $57,500,  the

Purchase  Price shall be reduced by the amount, if any, that  the

accounts   payable   exceeds  $57,500  (the "Accounts Payable

Deficit").  The amount of any Accounts Payable Deficit  shall  be payable by Seller to Buyer pursuant to Section 1.3(a)(iv).

                     (iv)  Any  amounts payable made pursuant  to

this Section 1.3(a) shall first offset the Purchase Price at  the

Closing,  if applicable and if determined as of the Closing,  and second,  to  the extent such amounts are not used to  offset  the

Purchase Price, be payable within three business days of the date

of   determination  thereof  by  wire  transfer  of   immediately

available  federal  funds  and  shall  include  simple   interest

calculated at the "Federal Funds Rate" (as reported in the "Money

Rates"  table of The Wall Street Journal on the Closing Date  (as defined  in  Section 1.4)) from the Closing Date to the  date  of payment.

                (b)   Accounts  Receivable and  Accounts  Payable

Statement.

                     (i)   Within ten (10) days after the Closing

Date,  Buyer  shall deliver to Seller an accounts receivable  and accounts payable statement (the "Proposed Accounts Receivable and

Accounts Payable Statement") for the Company which shall  specify the  gross  accounts  receivable and  accounts  payable  for  the

Company as of the Closing Date.

                     (ii)  If  Seller disagrees with the Proposed

Accounts  Receivable  and Accounts Payable Statement,  it  shall,

within  ten  (10)  days  after receipt of the  Proposed  Accounts

Receivable and Accounts Payable Statement, give written notice to

Buyer setting forth the basis of Seller's objection in reasonable detail  and,  to the extent practicable, the adjustments  to  the

Proposed Accounts Receivable and Accounts Payable Statement which

Seller believes should be made.  Failure to so notify Buyer shall constitute  acceptance  and approval  of  the  Proposed  Accounts

Receivable and Accounts Payable Statement.  If Buyer agrees  that any change proposed by Seller is appropriate, the change shall be made  to  the  Proposed Accounts Receivable and Accounts  Payable

Statement.   If the proposed change is in dispute by Buyer,  then

Seller  and  Buyer shall negotiate in good faith to resolve  such dispute as expeditiously as possible.

                     (iii)      If,  after a period  of  15  days

following  the  date on which Seller gives Buyer  notice  of  any proposed change, any such proposed change still remains disputed,

then  Deloitte & Touche, or such accounting firm as  selected  by

Buyer  and accepted in writing by Seller, such acceptance not  to be  unreasonably  withheld  (the  "Accounting  Firm"),  shall  be engaged  to resolve any remaining disputes.  The Accounting  Firm shall  determine, based solely on independent review of  material

it  deems  appropriate, only those issues still in dispute.   The

Accounting  Firm's  determination shall be made  within  30  days following the date on which the dispute is submitted and shall be final, binding and conclusive.  The fees and any expenses of  the

Accounting Firm shall be shared equally by Seller and Buyer.

                     (iv)  The  final  "Accounts  Receivable  and

Accounts  Payable  Statement"  shall  be  the  Proposed  Accounts

Receivable and Accounts Payable Statement as agreed upon  by  the parties  pursuant to Section 1.3(b)(ii) or as determined  by  the

Accounting Firm pursuant to Section 1.3(b)(iii).

            Section   1.4      Closing.   The  Closing   of   the

transactions contemplated by this Agreement shall take  place  no later  than  June  30, 2000, at 11:00 a.m., local  time,  at  the offices  of the Company, or on such other date and at such  other time  or place as the parties may agree.  The date of the Closing is sometimes referred to herein as the "Closing Date."

           Section  1.5    Deliveries by Seller.  At the Closing,

Seller  will  deliver or cause to be delivered to  Buyer  (unless delivered previously) the following:

                (a)   The  stock certificate or certificates  (or

similar  evidence of ownership) representing all of  the  Shares,

duly  endorsed in blank or accompanied by stock or similar powers duly executed in blank;

                (b)  The resignations of all members of the Board

of Directors of the Company; and

                 (c)   All  other  documents  (including  a  good

standing certificate for the Company from the Secretary of  State of  the State of Illinois), instruments and writings (which shall include  an  opinion letter from King & Spalding  concerning  the organization, authority and capital stock of the Company and  the organization  and  authority of Seller)  required  or  reasonably requested by Buyer to be delivered by Seller at or prior  to  the

Closing  pursuant  to  this  Agreement  or  otherwise  reasonably required in connection herewith.

           Section  1.6    Deliveries by Buyer.  At the  Closing,

Buyer  will  deliver or cause to be delivered to  Seller  (unless previously delivered) the following:

               (a)  the Purchase Price in accordance with Section

1.2 hereof; and

                 (b)   all  other  documents  (including  a  good

standing certificate for Buyer from the Secretary of State of the

State of Illinois), instruments and writings (which shall include

an   opinion  letter  from  Schwartz  &  Freeman  concerning  the organization  and  authority  of Buyer)  required  or  reasonably requested by Seller to be delivered by the Buyer at or  prior  to the  Closing  pursuant to this Agreement or otherwise  reasonably required in connection herewith.

                            ARTICLE 2

                         RELATED MATTERS
                         ---------------
           Section 2.1    Use of Seller's Names and Logos.  It is

expressly  agreed  that  Buyer is not  purchasing,  acquiring  or otherwise  obtaining  any right, title or interest  in  the  name

"Kinark  Corporation", or any tradenames, trademarks, identifying logos  or  service  marks related thereto or employing  the  word

"Kinark," or any part or variation of any of the foregoing or any confusingly  similar tradename, trademark or logo  (collectively,

the  "Seller Trademarks and Logos").  Buyer agrees that,  neither it  nor any of its Affiliates (as hereinafter defined) shall make any  use  of the Seller Trademarks and Logos from and  after  the

Closing Date.

           Section  2.2     No  Ongoing or  Transition  Services.

Except as otherwise agreed to in writing by Seller and Buyer,  at the Closing, all data processing, accounting, insurance (other as described  in  Section  2.3  below), banking,  personnel,  legal,

communications  and other products or services  provided  to  the

Company by Seller or any Affiliate of such Seller, including  any agreements  or  understandings (written  or  oral)  with  respect thereto, will terminate.  Schedule 2.2 attached hereto sets forth all services provided by Seller or any Affiliate of Seller to the

Company  and  required  for the conduct by  the  Company  of  its business.

            Section   2.3     Post-Closing  Insurance  Coverages.

Except as otherwise specified on Schedule 3.20, Seller shall  pay the  premiums  for policies for the insurance coverages  for  the

Company described on Schedule 3.20 through December 31, 2000, all such policies to be reasonably similar, in cost and coverage,  to the policies in effect for the Company prior to the Closing Date.

In addition, Seller shall, at Seller's sole cost and expense, pay

(and  indemnify,  defend  and hold  the  Buyer  and  the  Company harmless  from)  all loss, cost and expense  arising  out  of  or related  to  any  workers compensation claims  made  against  the

Company before the Closing; the Company shall be responsible  for

(and Buyer shall indemnify, defend and hold Seller harmless from)

all  loss,  cost  and expense arising out of or  related  to  any workers compensation claims first made against the Company  after the Closing.

           Section 2.4    Intercompany Accounts.  On or prior  to

the  Closing Date, all intercompany accounts between the Company,

on  the one hand, and the Seller or any of its Affiliates, on the other  hand, shall be canceled.  No adjustment shall be  made  to

the  Purchase  Price as a result of any such  cancellation.   The

parties  agree that all funds deposited in the Company's  Lockbox

No.  77-52465 at First American National Bank on or prior to  the

Closing Date shall be paid to the Seller.

                            ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF SELLER
            ----------------------------------------
           Seller hereby represents and warrants to Buyer  as  of

the date hereof and as of the Closing Date as follows:

            Section  3.1     Organization.   The  Company  is   a

corporation,  duly  organized,  validly  existing  and  in   good

standing  under the laws of the State of Illinois,  and  has  all requisite  power  and  authority to own, lease  and  operate  its properties and assets and to carry on its operations as now being conducted.  Schedule 3.1 sets forth all governmental permits  and licenses held by the Company with respect to the conduct  of  the

NAWC Business.  The Company is duly qualified or licensed and  in good  standing to do business in each jurisdiction in  which  the property  or assets owned, leased or operated by the  Company  or the  nature  of the business conducted by the Company makes  such qualification necessary, except where the failure to be  so  duly qualified or licensed and in good standing would not individually or  in  the aggregate have a Company Material Adverse Effect  (as hereinafter  defined).  Schedule 3.1 sets  forth  each  state  in which the Company is currently qualified to do business.  As used herein, a "Company Material Adverse Effect" shall mean any event,

change  or  effect, individually or in the aggregate,  with  such other events, changes or effects, that has occurred which has a material adverse effect upon the financial condition or business of  the Company.  Attached hereto are complete and correct copies of  the  articles  of  incorporation,  including  all  amendments thereto, and by-laws of the Company, as currently in effect.

           Section 3.2    Authorization.  Seller is a corporation

duly  organized, validly existing and in good standing under  the laws  of  the State of Delaware.  Seller has the corporate  power and  authority to execute and deliver this Agreement and  perform its  obligations hereunder.  The execution and delivery  of  this

Agreement  and  the  performance by Seller of its  covenants  and agreements hereunder have been duly and validly authorized by the

Board  of  Directors of Seller and no other corporate proceedings on  the  part of Seller are necessary to authorize the execution,

delivery and performance of this Agreement or the consummation of the  transactions so contemplated.  This Agreement has been  duly executed  and  delivered by Seller and constitutes  a  valid  and binding  agreement  of  Seller,  enforceable  against  Seller  in accordance  with its terms, except that (a) such enforcement  may

be   subject   to  any  bankruptcy,  insolvency,  reorganization,

moratorium  or  other similar laws, now or hereafter  in  effect,

relating to or limiting creditors' rights generally and  (b)  the remedy of specific performance and injunctive and other forms  of equitable relief may be subject to equitable defenses and to  the discretion of the court before which any proceeding therefor  may be brought.

           Section 3.3    Capital Stock.  Schedule 3.3 sets forth

the  authorized,  issued and outstanding  capital  stock  of  all classes of the Company.  The Shares constitute all of the  issued

and  outstanding  shares of common stock  of  the  Company.   The

Shares  have  been  validly issued and are fully  paid  and  non-

assessable.  There are not any outstanding securities convertible into,  exchangeable for, or carrying the right to acquire, equity securities of the Company, nor are there any subscriptions, warrants, options, rights or other arrangements or commitments

(other  than this Agreement) which could obligate the Company  to issue any shares of its capital stock.

           Section 3.4    Ownership of the Common Stock.   Seller

is  the  sole  owner  of  the Shares.  Except  as  set  forth  on

Schedule 3.4, Seller has good title to the Shares, free and clear of  all  liens,  claims,  options, security  interests  or  other

encumbrances.   At  the  Closing, the  exceptions  set  forth  in

Schedule 3.4 shall be discharged and shall no longer encumber the

Shares.   Seller  is not a party to any option,  warrant,  right,

call,  put, or other agreement or commitment of any kind relating to  the  Shares  or to any voting trust, proxy or  other  similar agreement relating to the Shares.

           Section  3.5    Consents and Approvals; No Violations.

Except  as  set forth in Schedule 3.5, neither the execution  and

delivery   of  this  Agreement  nor  the  consummation   of   the

transactions contemplated hereby will (a) conflict with or result in  any  breach of any provision of the articles of incorporation or  by-laws  of the Company or of Seller; (b) require any  filing with,  or the obtaining of any permit, authorization, consent  or approval  of,  any  governmental  or  regulatory  authority;  (c)

violate,  conflict with, require consent under  or  result  in  a default  (or  any event which, with notice or lapse  of  time  or both,  would  constitute a default) under, or give  rise  to  any right of termination, cancellation or acceleration under, any  of the  terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which the Company  or

Seller  is  a party or by which the Company or Seller or  any  of their  respective assets may be bound; or (d) violate any  order,

injunction, decree, statute, rule or regulation applicable to the

Company or Seller, excluding from the foregoing clauses (b),  (c)

and  (d)  such requirements, violations, conflicts,  defaults  or rights (i) which would not have a Company Material Adverse Effect
and  would  not  adversely  affect  the  ability  of  Seller   to

consummate the transactions contemplated by this Agreement or the ability  of the Company to conduct the NAWC Business as currently conducted,  or  (ii) which become applicable as a result  of  the business  or  activities in which Buyer  is  or  proposes  to  be engaged or as a result of any acts or omissions by, or the status of or any facts pertaining to, Buyer.

           Section 3.6    Financial Statements.  Attached  hereto

is  the  unaudited  balance sheet and  income  statement  of  the

Company  as  of  May  31, 2000.  The foregoing unaudited  balance sheet  and  income  statement  of  the  Company  are  hereinafter referred  to as the "Financial Statements".  Except as  disclosed in  the Financial Statements, the Financial Statements have  been prepared from, and are in accordance with, the books and  records of  the  Company and have been prepared consistently  with  prior periods  and  present  fairly,  in  all  material  respects,  the financial position and results of operation of the Company as  of the date indicated subject to normal year-end audit adjustments.

           Section  3.7     Absence of Material  Adverse  Effect.

Except as otherwise contemplated by this Agreement, since May 31,

2000, there has not been any Company Material Adverse Effect.

          Section 3.8    Title, Ownership and Related Matters.

                (a)   As  of  the  date hereof, the  Company  has

interests in real property as set forth on Schedule 3.8(a).

                (b)  Except as set forth on Schedule 3.8(b),  the

Company has, or as of the Closing will have, good title to  (free and  clear of all liens, claims, options, security interests,  or other  encumbrances),  or  rights  by  license,  lease  or  other agreement  to  use all properties and assets (or rights  thereto)

necessary to permit the Company to conduct the NAWC Business as currently conducted, except where the failure to have such title or rights would not have a Company Material Adverse Effect.

           Section  3.9    Leases.  Attached hereto are true  and

complete  copies  of all real property leases and  subleases  for space  occupied  by  the Company and material  personal  property leases  (collectively, the "Leases") and all  written  amendments and  agreements relating thereto.  All of the Leases  are  valid,

binding  and enforceable in accordance with their terms, and  the

Company  is  not, nor, to the Knowledge of Seller (as hereinafter defined), is the other party to any Lease, in default under  such

Lease  and the Company has received no notices of default  which,

with  the  passage of time, would result in such a default  where such  default  would  have  a Company  Material  Adverse  Effect.

Schedule 3.9 lists all leases not set forth on Schedule 3.8(b).

          Section 3.10   Intellectual Property.

                (a)   Except as would not have a Company Material

Adverse  Effect,  (i) the conduct of the NAWC Business  does  not infringe upon any intellectual property right of any third  party and  (ii)  there  are no pending, or to the Knowledge  of  Seller threatened, proceedings or litigation or other adverse claims  by any  Person  (as  hereinafter defined) against  the  use  by  the

Company  of  any trademarks, trade names, service marks,  service names, logos, assumed names, copyrights, patents or registrations and  applications therefor which are owned by the Company and are

necessary  for  the  operation  of  the  Company's  business   as

currently conducted (collectively, the "Intellectual Property").

                (b)   The  Company owns or has valid licenses  or

other rights to use the Intellectual Property necessary to permit the  Company  to  conduct its operations as currently  conducted,

except  where  the  failure to have such ownership,  licenses  or rights would not have a Company Material Adverse Effect.  All  of the  Intellectual  Property owned by the  Company  is  listed  on

Schedule  3.10(b).  To the Knowledge of Seller,   no  person  has

interfered with, infringed upon, misappropriated or violated  the

Company's Intellectual Property rights.

          Section 3.11   Environmental Matters.  To the Knowledge

of  Seller,  other  than  as would not have  a  Company  Material

Adverse   Effect,  there  are  no  past  or  present  events   or

circumstances  which may interfere in any material  respect  with the conduct of the NAWC Business, result in a material breach  of any  of  the  Leases, prevent the Company's continued  compliance with  any  law,  or  which may give rise  to  any  liability,  or

otherwise   form   the   basis  of  any  claim,   proceeding   or

investigation,  based  on  or related  to  the  use,  storage  or disposal, or the release into the environment (including  without

limitation   soil,  groundwater,  air,  indoor  air  and   indoor

surfaces), of any pollutant or hazardous material with respect to the  Company.  As used in this Section 3.11, the term  "hazardous material"  means  any  waste,  pollutant,  hazardous  substances,

toxic,  ignitable,  reactive  or corrosive  substance,  hazardous waste,  special waste, industrial substance, by-product,  process intermediate  product  or waste, petroleum  or  petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste,  the use,  handling or disposal of which by the Company is in any  way governed  by or subject to any applicable law, rule or regulation of any governmental or regulatory authority.  The Company has not

received   any  charge,  complaint,  action,  suit,  arbitration,

proceeding or claim asserting violation of or failure  to  comply with  any  federal  statute  or local  law  (including  rules  or regulations  thereto)  concerning the  environment  or  the  use,

generation,  storage, manufacture, disposition, discharge,  leak,

emission,  escape  or release of any hazardous material  and  the

Company has received no notices which, with the passage of  time,

would result in such a violation of or failure to comply with such statute or law.

           Section  3.12   Litigation.  Except as  set  forth  in

Schedule  3.12,  there  is no claim, action,  suit,  arbitration,

proceeding  or  governmental investigation  pending  or,  to  the

Knowledge of Seller, threatened against the Company, by or before any  court, governmental or regulatory authority or by any  third party.

           Section 3.13   Compliance with Applicable Law.  To the

Knowledge  of  Seller,  the  Company is  in  compliance,  in  all material respects, with all and have not received any notices  of material violations of any applicable laws, ordinances, rules and regulations  of any federal, state, local or foreign governmental authority applicable to the Company or its operations, except  as set forth on Schedule 3.13 or in this Agreement.

           Section  3.14    Certain Contracts  and  Arrangements.

Except as set forth in Schedule 3.14, as of the date hereof,  the

Company  is  not a party to any (a) written employment agreement;

(b)  indenture, mortgage, note, installment obligation, agreement or  other  instrument relating to the borrowing of money  by  the

Company (other than intercompany accounts which shall be governed by  Section  2.3 hereof), or the guaranty by the Company  of  any obligation  for  the borrowing of money; or (c) other  agreement,

including without limitation, purchase orders, or any enforceable oral  agreement,  which  individually  involves  the  receipt  or payment  after the Closing of more than $10,000 or which  is  not terminable upon 90 days prior written notice (together with those contracts, agreements and understandings described in clauses (a)

and  (b),  the "Contracts").  Attached hereto are copies  of  all

such  Contracts.   All  such Contracts  are  valid,  binding  and

enforceable in accordance with their terms and, to the  Knowledge of  Seller, the Company is not nor is any other party thereto  in default  under  any of the aforesaid Contracts, other  than  such defaults,  if  any,  which  would not,  individually  or  in  the aggregate, have a Company Material Adverse Effect.

          Section 3.15   Employee Benefit Plans; ERISA.

                (a)  Except as listed on Schedule 3.15, there are

no  "employee benefit plans" (as defined in Section 3(3)  of  the

Employee  Retirement  Income Security Act  of  1974,  as  amended

("ERISA")) maintained for the benefit of employees of the Company

or   other  employee  benefit,  bonus  or  fringe  benefit  plans maintained  for  the benefit of the employees of the  Company  to which, or with respect to which, the Company has a liability  for its  payment  of  benefits or makes contributions  annually  (the

"Plans").   Schedule  3.15  sets  forth  all  Plans  offered   to

employees  of  the  Company or to which the Company  contributes.

Seller  has  provided  to Buyer copies  of  each  of  the  Plans,

including  all amendments adopted to date, copies of all  related trust agreements, insurance and annuity contracts, administration contracts,  investment management, subscription or  participation agreements, and record keeping agreements, each as in  effect  on the  date  hereof.  There are no Plans which are not  in  written

form.   True and correct copies of the most recent annual report,

actuarial  report,  summary plan description,  and  determination letter  from  the Internal Revenue Service or other  governmental authority,  with respect to each Plan (to the extent applicable),

have  been  provided  to Buyer and there  has  been  no  material adverse  change in the financial condition of any Plan  from  the date  stated in the annual reports and actuarial reports provided to the Buyer.

               (b)  Each of the Plans (and each related trust, if

applicable)  complies in form and in operation  in  all  material respects  with the applicable requirements of ERISA and the  Code and  to the knowledge of Seller no event has occurred which  will or  reasonably could cause any Plan to fail to comply  with  such requirements.

                 (c)    All  required  reports  and  descriptions

(including Form 5500, Annual Reports, summary Annual Reports, and

Summary  Plan Descriptions) have been filed or distributed  in  a

timely   manner  with  respect  to  each  Plan  (to  the   extent

applicable).

                (d)   All  contributions (including all  employer

contributions and employee salary reduction contributions)  which are due have been paid to each Plan and all contributions for any period ending on or before the Closing Date which are not yet due have  been  paid to each Plan or accrued in accordance  with  the past  custom and practice and will be paid in the ordinary course after the Closing Date.

                (e)   Each Plan intended to meet the requirements

of  a  "qualified plan" under Code Section 401(a) has received  a favorable determination letter from the Internal Revenue  Service with  respect to all amendments required to be made to such  Plan for  which  the remedial amendment period provided under  Section

401(b) has expired.

                (f)   No  Plan  has been completely or  partially

terminated  or has been the subject of a Reportable Event  as  to which  notices  would be required to be filed  with  the  Pension

Benefit Guaranty Corporation (the "PBGC").  No proceeding by  the

PBGC to terminate any Plan has been instituted or threatened.

                (g)   To the knowledge of Seller, there have been

no  Prohibited Transactions with respect to any Plan.  No charge,

complaint,  action,  suit,  proceeding,  hearing,  investigation,

claim, demand, tax or other assessment, fine or penalty (each  an

"Action") with respect to the qualification or administration  of any Plan (other than routine claims for benefits) is pending.  To the  Seller's knowledge, other than routine claims for  benefits,

(i) no Action with respect to any Plan is threatened, and (ii) no facts  exist which reasonably could give rise to an Action (other than routine claims for benefits) with respect to any Plan.

               (h)  As to all Plans:

                     (i)   none  of  the assets of  any  Plan  is

invested  in  employer securities or employer  real  property  as defined in Section 407(d) of ERISA;

                      (ii)  the  Company  has  no  liability   or

contingent liability under any Plan for providing post-retirement or  post-termination medical or life insurance benefits  (whether

insured  or  uninsured),  other  than  statutory  liability   for

providing group health plan continuation coverage under Part 6 of

Title  I  of ERISA and Section 4980B (or any predecessor  section thereto) of the Code or other coverage mandated by Law; and

                     (iii)      there has been no act or omission

occurring  prior to the Closing date that would impair the  right or  ability of the Company to unilaterally amend or terminate any

Plan  which it has the right or ability to unilaterally amend  or terminate.

            Section   3.16    Labor  Matters.    There   are   no

controversies  pending  or,  to  the  Knowledge  of  the  Seller,

threatened,  between the Company and any of its employees,  which controversies have had or are reasonably likely to have a Company

Material  Adverse  Effect.  The Company is not  a  party  to  any collective  bargaining agreement or other  labor  union  contract applicable to individuals employed by the Company and  there  are no  grievances  outstanding against the Company  under  any  such agreement  or  contract which are reasonably  likely  to  have  a

Company  Material  Adverse Effect.  There  are  no  unfair  labor practice  complaints  pending  against  the  Company  before  the

National  Labor  Relations Board.  To the  Knowledge  of  Seller,

there  are  no  strikes, slowdowns, work stoppages, lockouts,  or threats  thereof,  by  or with respect to any  employees  of  the

Company  which  are reasonably likely to have a Company  Material

Adverse Effect.

          Section 3.17   Taxes.

               (a)  Seller or the Company (i) has timely filed or

caused  to be filed on a timely basis with the appropriate taxing authorities  all  material Tax Returns (as  hereinafter  defined)

required  to  be  filed by or with respect to  the  Company,  and

(ii)  has paid or made adequate provision for the payment of  all

Taxes  (as  hereinafter defined) shown to  be  due  on  such  Tax

Returns.  Such Tax Returns are true, correct and complete in  all material respects.

               (b)  (i) There are no liens for Taxes with respect

to  the  assets  of  the Company except for statutory  liens  for current  taxes  not  yet delinquent and no material  claims  with respect  to  Taxes are being asserted by any taxing authority  in writing  that would have a Company Material Adverse Effect;  (ii)

none  of  the Tax Returns applicable to the Company is  currently being audited or examined by any taxing authority; (iii) there is no  material  unpaid tax deficiency, determination or  assessment currently  outstanding against the Company;  (iv)  there  are  no outstanding  agreements  or  waivers  extending  the  statute  of limitations relating to the assessment of Taxes applicable to the

Company; and (v) neither the Company nor Seller on behalf of  the

Company  has  filed a consent pursuant to Section 341(f)  of  the

Code.

               (c)  As used in this Agreement:

                     (i)   "Taxes" shall mean all taxes,  levies,

charges   or   fees   including  income,   corporation,   advance

corporation,  gross receipts, transfer, excise, property,  sales,

use, value-added, license, payroll, pay-as-you-earn, withholding,

social  security  and  franchise or other governmental  taxes  or charges, imposed by the United States or any state, county, local or  foreign government, and such term shall include any interest,

penalties or additions to tax attributable to such taxes.

                     (ii)  "Tax  Return" shall mean  any  report,

return or statement required to be supplied to a taxing authority in connection with Taxes.

           Section 3.18   Certain Fees.  Neither Seller  nor  the

Company  or  any of their respective Affiliates has employed  any financial advisor, broker or finder or incurred any liability for any  financial advisory, broker's or finder's fees in  connection with this Agreement or the transactions contemplated hereby.

           Section 3.19   Subsidiaries.  The Company does not own

any  subsidiary corporation in whole or in part or any  ownership or equity interest in any other Person.

           Section 3.20   Insurance.  Schedule 3.20 sets forth  a

description of all insurance policies and fidelity bonds relating to  the  NAWC  Business  including (i)  type  of  coverage,  (ii)

identity of insurer and policy number, (iii) coverage term,  (iv)

and  other material insuring provisions.  Except as set forth  in

Schedule 3.20, there is no claim by the Company pending under any of  such  policies  or  bonds  as  to  which  coverage  has  been questioned,  denied  or  disputed by  the  underwriters  of  such policies  or bonds or in respect of which such underwriters  have reserved  their  rights.  All premiums  payable  under  all  such policies  and  bonds have been paid timely and  the  Company  has otherwise  complied fully with the terms and  conditions  of  all such  policies and bonds.  Such policies of insurance  and  bonds remain  in full force and effect.  Seller and the Company do  not know  of  any  threatened termination of, premium  increase  with respect to, or material alteration of coverage under, any of such policies or bonds.

           Section  3.21   Undisclosed Liabilities.  The  Company

has  no  liability (and to the knowledge of Seller, there  is  no basis  for any present or future charge, complaint, action, suit,

proceeding,  hearing, investigation, claim or demand against  the

Company, giving rise to any liability) which is not reflected  in the  Financial  Statements  or  in  this  Agreement,  except  for liabilities arising in the ordinary course of business.


                            ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF BUYER
             ---------------------------------------
           Buyer  hereby  represents and warrants  to  Seller  as

follows:

           Section  4.1    Organization and Authority  of  Buyer.

Buyer  is a corporation duly organized, validly existing  and  in good standing under the laws of the State of Illinois.  Buyer has the  corporate  power and authority to execute and  deliver  this

Agreement  and perform its obligations hereunder.  The  execution and  delivery of this Agreement and the performance by  Buyer  of its covenants and agreements hereunder have been duly and validly authorized  by  the  Board of Directors of  Buyer  and  no  other corporate  proceedings  on the part of  Buyer  are  necessary  to

authorize  the  execution,  delivery  and  performance  of   this

Agreement   or   the   consummation  of   the   transactions   so

contemplated.   This  Agreement  has  been  duly   executed   and

delivered  by Buyer and constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms,

except   that  (i)  such  enforcement  may  be  subject  to   any

bankruptcy,  insolvency, reorganization,  moratorium,  fraudulent transfer  or other laws, now or hereafter in effect, relating  to or  limiting creditors' rights generally, and (ii) the remedy  of specific  performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

           Section  4.2    Consents and Approvals; No Violations.

Except  as  set forth on Schedule 4.2, neither the execution  and

delivery   of  this  Agreement  nor  the  consummation   of   the

transactions contemplated hereby will (a) conflict with or result in  any  breach of any provision of the articles of incorporation or  by-laws  of  Buyer;  (b) require  any  filing  with,  or  the obtaining  of any permit, authorization, consent or approval  of,

any  governmental or regulatory authority; (c) violate,  conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise  to  any  right of termination, cancellation or acceleration under,  any of the terms, conditions or provisions of  any  note,

mortgage,  other  evidence of indebtedness,  guarantee,  license,

agreement,  lease or other contract, instrument or obligation  to which Buyer is a party or by which Buyer or any of its assets may be  bound; or (d) violate any order, injunction, decree, statute,

rule  or  regulation  applicable to  Buyer,  excluding  from  the foregoing clauses (b), (c) and (d) such requirements, violations,

conflicts,  defaults  or  rights (i) which  would  not  adversely affect  the  ability  of  Buyer  to consummate  the  transactions contemplated by this Agreement or (ii) which become applicable as a  result  of any acts or omissions by, or the status of  or  any facts pertaining to, the Company or Seller.

           Section 4.3    Availability of Funds.  Buyer will have

at the Closing Date sufficient immediately available funds to pay the Purchase Price.

           Section  4.4     Litigation.  Except as set  forth  on

Schedule  4.4,  there  is no claim, action, suit,  proceeding  or governmental investigation pending or, to the Knowledge of  Buyer

(as  hereinafter defined), threatened against Buyer, by or before any  court, governmental or regulatory authority or by any  third party  which challenges the validity of this Agreement  or  which would  be  reasonably  likely  to adversely  affect  or  restrict

Buyer's  ability  to  consummate  the  transactions  contemplated hereby.

           Section  4.5     Investigation by Buyer.   Buyer  will

conduct  its own independent review and analysis of the business,

operations,   technology,   assets,   liabilities,   results   of

operations, financial condition and prospects of the Company.

           Section 4.6    Certain Fees.  Neither Buyer nor any of

its  Affiliates  has  employed any financial advisor,  broker  or finder or incurred any liability for any financial advisory, broker's or finders' fees in connection with this Agreement or the transactions contemplated hereby.

           Section  4.7    Investment Representations.  Buyer  is

acquiring the Shares solely for the purpose of investment and not with  a  view  to, or for offer or sale in connection  with,  any distribution thereof.

                            ARTICLE 5

                            COVENANTS
                            ---------
           Section  5.1    Conduct of the NAWC Business.   Seller

agrees that, during the period from the date of this Agreement to the  Closing, except as otherwise contemplated by this  Agreement or consented to by Buyer in writing:

                (a)   Seller shall cause the Company to  use  its

reasonable best efforts to conduct its business operations in the ordinary course consistent with past practice;

                (b)   Seller shall cause the Company to  use  its

reasonable best efforts to (i) maintain and preserve its business operations, (ii) retain the services of its employees, except for attrition  of such employees in the ordinary course of  business,

and  (iii) maintain, preserve and retain relationships  with  its suppliers and customers; and

               (c)  Seller shall cause the Company not to sell or

dispose  of any material business assets, except in the  ordinary course of business.

           Buyer recognizes that Buyer Executives (as defined  in

Section  9.14) are currently employees of the Company  and  shall cause  such Buyer Executives to use their reasonable best efforts in  such  capacities to comply with the agreements set  forth  in this Section.

          Section 5.2    Access to Information.

                (a)   Between the date of this Agreement and  the

Closing,   Seller  shall  (i)  give  Buyer  and  its   authorized

representatives reasonable access to all books, records,  offices and  other  facilities and properties of the Company and  to  the

Company Executives (as hereinafter defined); (ii) permit Buyer to make  such  inspections thereof as Buyer may reasonably  request;

and (iii) cause the officers of the Company to furnish Buyer with such  financial  and  operating data and other  information  with respect  to the business and properties of the Company  as  Buyer may from time to time reasonably request; provided, however, that any  such investigation shall be conducted during normal business hours  under the supervision of Seller's personnel and in such  a manner  as to maintain the confidentiality of this Agreement  and

the   transactions   contemplated  hereby   and   not   interfere

unreasonably  with  the  business operations  of  Seller  or  the

Company.

                 (b)    Buyer  (i)  shall  treat  and   hold   as

confidential   any  Confidential  Information   (as   hereinafter

defined),  (ii) shall not use any of the Confidential Information except  in  connection with this Agreement,  and  (iii)  if  this

Agreement  is terminated for any reason whatsoever, shall  return to  Seller all tangible embodiments (and all copies) which are in its possession.

                 (c)    "Confidential  Information"   means   any

confidential  or  proprietary  information  of  Seller   or   its

subsidiaries (including the Company) that is furnished in writing to  Buyer  in connection with this Agreement; provided,  however,

that  it shall not include any information which (i) at the  time of  disclosure, is available publicly, or (ii) after  disclosure,

becomes available publicly through no fault of Buyer.

           Section 5.3    Consents.  (a) Each of Seller and Buyer

shall cooperate, and use its reasonable best efforts, to make all filings  and  obtain all licenses, permits, consents,  approvals,

authorizations,   qualifications  and  orders   of   governmental

authorities  and other third parties necessary to consummate  the transactions contemplated by this Agreement.  In addition to  the

foregoing,  Buyer  agrees  to  provide  such  assurances  as   to

financial  capability, resources and creditworthiness as  may  be reasonably requested by any third party whose consent or approval is  sought  in  connection  with  the  transactions  contemplated hereby.

                (b)  With respect to any agreements for which any

required  consent  or  approval is  not  obtained  prior  to  the

Closing,  each of Seller and Buyer shall each use its  reasonable best  efforts  to obtain any such consent or approval  after  the

Closing Date until such consent or approval has been obtained.

          Section 5.4    Reasonable Best Efforts.  Each of Seller

and Buyer shall cooperate, and use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done,  all things necessary, proper or advisable under applicable laws  and regulations to consummate the transactions contemplated by this Agreement.  After the Closing, Buyer shall cooperate, and use  its  reasonable  best efforts to provide  Seller  reasonable access  to all books and records (including tax) of the  Company,

as  reasonably  necessary, concerning any legal matter  involving the Seller.

           Section  5.5     Public Announcements.  Prior  to  the

Closing,  the  parties shall not issue any report,  statement  or press  release  or  otherwise  make any  public  statements  with respect  to  this  Agreement  and the  transactions  contemplated hereby,  except as in the reasonable judgment of  Seller  may  be required  by  law  or in the reasonable interests  of  Seller  in connection  with  the obligations of Seller, as a  publicly-held,

exchange-listed company (specifically, the issuance of a press release by Seller upon execution of this Agreement or later shall not  be a violation of  this provision). Upon the Closing, Seller will  consult with Buyer with respect to the issuance of a  joint report, statement or press release with respect to this Agreement and the transactions contemplated hereby.

           Section 5.6    Covenant to Satisfy Conditions.  Seller

will  use  its  reasonable  best  efforts  to  ensure  that   the

conditions  set forth in Article 6 hereof are satisfied,  insofar as  such matters are within the control of Seller, and Buyer will use its reasonable best efforts to ensure that the conditions set forth  in Article 6 hereof are satisfied, insofar as such matters are  within  the  control  of Buyer.  Seller  and  Buyer  further covenant  and  agree,  with respect to a  threatened  or  pending preliminary  or  permanent injunction or other order,  decree  or ruling or statute, rule, regulation or executive order that would adversely  affect the ability of the parties hereto to consummate the  transactions  contemplated hereby,  to  use  all  reasonable efforts  to  prevent or lift the entry, enactment or promulgation thereof, as the case may be.

           Section  5.7     Employees;  Employee  Benefits.   (a)

After  the  Closing Date, Buyer shall treat all service completed by  each employee of the Company ("Employee") with the Company or any  Affiliate thereof, and any predecessor thereto, the same  as service  completed with Buyer for all purposes, including waiting periods  relating to preexisting conditions under medical  plans,

vacations, severance pay, eligibility to participate in,  vesting

or   payment  of  benefits  under,  and  eligibility  for   early

retirement  or  any  subsidized benefit provided  for  under  any employee  benefit  plan  (including,  but  not  limited  to,  any

?employee  benefit  plan? as defined in Section  3(3)  of  ERISA)

maintained  by  Buyer  on or after the Closing  Date  except  for purposes  of computing benefits under the actual benefit  formula in a defined benefit plan (as defined in Section 3(35) of ERISA).

For purposes of computing deductible amounts (or like adjustments or limitations on coverage) under any employee welfare benefit

plan   (including,  without  limitation,  any  "employee  welfare benefit plan" as defined in Section 3(l) of ERISA), expenses  and claims  previously  recognized for  similar  purposes  under  the applicable  welfare benefit plan of the Company or any  Affiliate shall  be  credited  or  recognized  under  the  comparable  plan maintained after the Closing Date by Buyer.

                (b)   After  the  Closing Date,  Buyer  shall  be

responsible for, and shall indemnify and hold harmless Seller and

its   Affiliates   and  their  officers,  directors,   employees,

Affiliates  and  agents  and  the  fiduciaries  (including   plan

administrators)  of  the Plans, from and  against,  any  and  all claims,  losses, damages, costs and expenses (including,  without limitation,  attorneys' fees and expenses) and other  liabilities and  obligations relating to or arising out of (i) all  salaries,

bonuses,  commissions, vacation entitlements and  other  benefits accrued but unpaid as of the Closing and reflected on the balance sheets  of  the  Company on the Closing Date, (ii)  the  employee benefit liabilities assumed by Buyer under this Agreement or  any failure  by Buyer to comply with the provisions of this Agreement and  (iii) any claims of, or damages or penalties sought by,  any

Employee,  or any governmental entity on behalf of or  concerning any  Employee, with respect to any act or failure to act by Buyer to  the extent arising from the employment, discharge, layoff  or termination of any Employee.

                (c)   After  the  Closing Date, Buyer  shall  not

require  Seller to make any additional contributions to any  Plan

(including the defined benefit pension plan described in  Section

3.15(a))  and  agrees that the Company shall be  responsible  for funding all Plans through the applicable maturity date.

          Section 5.8    Certain Tax Matters

                 (a)   Certain  Definitions.   As  used  in  this

Agreement:

                     (i)   "Independent  Accountants"  means  the

Accounting Firm (as defined in Section 1.3(b)(iii)).

                     (ii)  "Pre-Closing Period" means any taxable

period, including that portion of any Straddle Period, which ends on or before the Closing Date.

                    (iii)     "Straddle Period" means any taxable

period that includes (but does not end on) the Closing Date.

                (b)  Return Filing, Refunds, Credits and Transfer

Taxes.

                     (i)   Except with regard to Tax Returns  for

Straddle  Periods, Seller shall prepare, or cause to be prepared,

and file, or cause to be filed, on a timely basis all Tax Returns

of   or  including  the  Company  for  all  Pre-Closing  Periods,

including the taxable period which ends on December 31, 1999 (the

"Pre-Closing Period Returns").  Seller shall pay, or cause to  be paid,  all Taxes with respect to the Company shown to be  due  on the Pre-Closing Period Returns.

                     (ii)  Buyer  shall prepare, or cause  to  be

prepared, and shall file, or cause to be filed, on a timely basis all  Tax Returns (other than the Pre-Closing Period Returns) with respect  to the Company, including Tax Returns, if any,  covering periods  after  the  Closing Date for the  Straddle  Period  (the

"Straddle  Period Returns").  Buyer shall pay,  or  cause  to  be paid, all Taxes shown to be due on such Tax Returns.

                     (iii)      Buyer shall provide  Seller  with

copies  of  any Straddle Period Returns at least thirty  business days  prior  to  the  due  date thereof  (giving  effect  to  any extensions  thereto), accompanied by a statement  calculating  in reasonable detail Seller's indemnification obligation pursuant to

Section 5.8(d) hereof (the "Indemnification Statement").   Seller

shall  have the right to review such Straddle Period Returns  and

Indemnification  Statement prior to the filing of  such  Straddle

Period Returns.  If Seller disputes any amounts shown due on such

Tax  Returns  or  the  amount calculated in  the  Indemnification

Statement,  Seller and Buyer shall consult and  resolve  in  good faith  any  issues  arising as a result of  the  review  of  such

Straddle Period Return and Indemnification Statement.  If  Seller

agrees to the Indemnification Statement amount, Seller shall  pay

to   Buyer   an   amount  equal  to  the  Taxes  shown   on   the

Indemnification Statement less any amounts paid by Seller or  the

Company  on or before the Closing Date with respect to  estimated taxes  not  later than three business days before  the  due  date

(including  any  extensions thereof) for payment  of  Taxes  with respect  to  such  Straddle Period Return.  If  the  parties  are unable to resolve any dispute within fifteen business days  after

Seller?s   receipt   of   such   Straddle   Period   Return   and

Indemnification Statement, such dispute shall be resolved by  the

Independent Accountants, which shall resolve any issue in dispute as  promptly as practicable.  If the Independent Accountants  are unable to make a determination with respect to any disputed issue prior  to the due date (including any extensions) for the  filing of  the Straddle Period Return in question, (A) Buyer shall file,

or  shall cause to be filed, such Straddle Period Return  without such  determination having been made and (B) Seller shall pay  to

Buyer,  not  later than three days before the due date (including any extensions thereof) for the payment of Taxes with respect  to such  Straddle Period Return, an amount determined by  Seller  as the  proper amount chargeable to Seller pursuant to this  Section

5.8.   Upon  delivery  to  Seller and Buyer  by  the  Independent

Accountants  of its determination, appropriate adjustments  shall be  made  to  the  amount paid by Seller in accordance  with  the immediately  preceding sentence in order to reflect the  decision

of   the  Independent  Accountants.   The  determination  by  the

Independent Accountants shall be final, conclusive and binding on
the  parties.   The  fees  and any expenses  of  the  Independent

Accountants  incurred pursuant to this Section 5.8(b)(iii)  shall be shared equally by Seller and Buyer.

                      (iv)  Seller  and  Buyer  shall  reasonably

cooperate, and shall cause their respective Affiliates, officers,

employees,   agents,   lawyers,  auditors   and   representatives

reasonably to cooperate, in preparing and filing all Tax  Returns

(including  amended  returns and claims  for  refund),  including maintaining  and  making  available to  each  other  all  records necessary in connection with Taxes and in resolving all  disputes and audits with respect to all taxable periods relating to Taxes.

Buyer  and  Seller recognize that Seller will need  access,  from time  to time, after the Closing Date, to certain accounting  and tax  records  and information held by the Company to  the  extent such records and information pertain to events occurring prior to the Closing Date; therefore, Buyer agrees that from and after the

Closing  Date, Buyer shall, and shall cause the Company  to,  (A)

retain and maintain such records for six (6) years and (B)  allow

Seller  and  its  agents  and  representatives  (and  agents  and representatives  of its Affiliates) to inspect, review  and  make

copies   of  such  records  as  Seller  may  deem  necessary   or

appropriate  from time to time during such period.   Buyer  shall

indemnify Seller from and against any penalties, additions to tax or interest imposed on Seller as a result of any failure of Buyer to make tax records or other information available to Seller in a timely manner.

                     (v)   Buyer and Seller shall not, and  shall

cause  the  Company  not to, dispose of or  destroy  any  of  the business  records and files of the Company relating to  Taxes  in existence on the Closing Date without first offering to turn over possession thereof to the other party by written notice  to  such party  at  least thirty days prior to the proposed date  of  such disposition or destruction.

                     (vi) Any refunds and credits of Taxes of the

Company  or  similar benefit (including any interest  or  similar benefit) received from or credited thereon by the applicable  tax authority  with respect to (A) any taxable period  ending  on  or before  the  Closing Date or (B) Taxes for which the  Seller  has indemnified  the  Buyer under the Agreement,  shall  be  for  the account  of Seller, and if received or utilized by Buyer  or  the

Company, shall be paid to Seller within five business days  after

Buyer  or  the  Company  receives such refund  or  utilizes  such credit.  Except as provided in the next sentence, any refunds  or credits  of the Company with respect to any Straddle Period  that are payable to Seller pursuant to the preceding sentence shall be apportioned  between Seller, on the one hand, and Buyer,  on  the

other hand, on the basis of an interim closing of the books.   In

the  case of any such refund or credit attributable to any  Taxes that are imposed on a periodic basis and are attributable to  the

Straddle Period, other than Taxes based upon or related to  gross or  net income or receipts, the refund or credit of such Taxes of the  Company for the Pre-Closing Period shall be deemed to be the

amount   of  such  refund  or  credit  for  the  Straddle  Period

multiplied by a fraction the numerator of which is the number  of days  in  the Straddle Period ending on the Closing Date and  the denominator  of  which  is the number of  days  in  the  Straddle

Period.

                       (vii)       Notwithstanding   any    other

provisions  of  this Agreement to the contrary, all  sales,  use,

transfer, stamp, duties, recording and similar Taxes incurred  in connection  with the transactions contemplated by this  Agreement shall be timely paid by the party responsible for such Taxes  and such responsible party shall accurately file or cause to be filed all necessary Tax Returns and other documentation with respect to such Taxes.

                (c)  Elections.  Buyer shall not, and shall cause

the  Company  not to, make, amend or revoke any Tax  election  if such action would adversely affect Seller or any Person (other than the Company) as to whom or with whom Seller has filed a consolidated return with respect to any taxable period ending  on or  before the Closing Date or for the Pre-Closing Period or  any

Tax refund with respect thereto.

               (d)  Tax Indemnification.

                     (i)   Buyer shall indemnify, defend and hold

harmless  Seller  and  its Affiliates,  at  any  time  after  the

Closing, from and against any liability for Taxes of the  Company for  any taxable period ending after the Closing Date (except for

Straddle Periods, in which case Buyer?s indemnity will cover  all such Taxes other than taxes based upon or related to gross or net income,  in  which case, Buyer's indemnity will cover  only  that portion of such income Taxes that is not attributable to the Pre-

Closing Period).

                     (ii) Seller shall indemnify, defend and hold

harmless Buyer and its Affiliates, at any time after the Closing,

from and against any liability for Taxes based upon or related to gross  or  net  income of the Company for the Pre-Closing  Period

(including  the  portion of any Straddle  Period  ending  on  the

Closing Date).

                     (iii)      In determining the responsibility

of  Seller and Buyer for Taxes based upon or related to gross  or net income attributable to any Straddle Period, such income Taxes shall  be apportioned on the basis of an interim closing  of  the books as of the Closing Date.

                     (iv)  If a claim for Taxes shall be made  by

any  taxing  authority  in writing, which, if  successful,  might result in an indemnity payment pursuant to this Section 5.8,  the party seeking indemnification (the "Tax Indemnified Party") shall promptly notify the other party (the "Tax Indemnifying Party") in writing  of  such  claim  (a  "Tax Claim")  within  a  reasonably sufficient period of time to allow the Tax Indemnifying Party effectively to contest such Tax Claim, and in reasonable detail to  apprise the Tax Indemnifying Party of the nature of  the  Tax

Claim,  and  provide copies of all correspondence  and  documents

received  by it from the relevant taxing authority.   Failure  to

give prompt notice of a Tax Claim hereunder shall affect the  Tax

Indemnifying Party's obligation under this Section 5.8(d) to  the extent  that  the  Tax Indemnifying Party is prejudiced  by  such failure to give prompt notice.

                     (v)   With  respect to any Tax  Claim  which

might  result in an indemnity payment to Buyer pursuant  to  this

Section  5.8(d) (including, without limitation, income  Taxes  of the  Company  for  a Straddle Period), Seller shall  control  all proceedings taken in connection with such Tax Claim and,  without limiting  the foregoing, may in its sole discretion  and  at  its sole expense pursue or forego any and all administrative appeals,

proceedings,  hearings and conferences with any taxing  authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such  refund  suits or contest such Tax Claim.  Buyer  shall  not under  any circumstances settle or otherwise compromise  any  Tax

Claim  referred  to  in the preceding sentence  without  Seller's prior  written consent.  In connection with any proceeding  taken in  connection with such Tax Claim, (A) Seller shall  keep  Buyer informed of all material developments and events relating to such

Tax  Claim  if involving a material liability for Taxes  and  (B)

Buyer  shall  have the right, at its sole expense, to participate in any such proceedings.  Buyer shall cooperate in a commercially reasonable  manner  with  Seller in  contesting  such  Tax  Claim

(without  charge  to  Seller), which cooperation  shall  include,

without limitation, the retention and the provision to Seller  of records and information which are reasonably relevant to such Tax

Claim,  and  making employees reasonably available to  Seller  to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such

Tax  Claim, provided that no charges shall be incurred by  Seller for the services of such employees.

                     (vi)  With  respect to  any  Tax  Claim  not

described  in Section 5.8(d)(v) hereof which might result  in  an indemnity payment to Seller pursuant hereto, Buyer shall  control all  proceedings in accordance with provisions that are  parallel to those in Section 5.8(d)(v) hereof.

           Section 5.9    Prior Knowledge.  If at any time on  or

before  the  Closing  Date, Buyer obtains any knowledge  (whether through  investigation or otherwise) of any material  fact  which

causes   Buyer   to   reasonably  believe   that   any   of   the

representations,  warranties,  covenants  or  agreements  of  any

Seller  contained herein are untrue or inaccurate in any respect,

then  Buyer  shall inform Seller of such material  fact  promptly

following  Buyer's  obtaining knowledge thereof.   In  the  event

Buyer  fails  to inform Seller of such material fact as  provided herein,  such  failure will constitute a waiver  and  release  by

Buyer of any rights it may have under this Agreement to delay the

Closing  or terminate this Agreement or otherwise as a result  of such representation, warranty, covenant or agreement being untrue or inaccurate because of such material fact.

           Section 5.10   Supplemental Disclosure.  Seller  shall

have  the  right  from  time to time  prior  to  the  Closing  to supplement  or amend its schedules and exhibits with  respect  to any  matter  required  to  be  set forth  or  described  in  such schedules  and exhibits; provided that if the matter giving  rise to such supplement or amendment to the schedules and exhibits has a  Company  Material Adverse Effect, Buyer shall have the  right,

prior  to  the Closing, within five business days of  receipt  by

Buyer  of  such supplemental or amended disclosure, to  terminate the  Agreement  pursuant to Section 7.1(d) by written  notice  to

Seller.

           Section  5.11   Inquiries and Negotiations.  From  the

date  hereof until the termination of this Agreement pursuant  to

Section  7.1,  Seller,  the Company and its respective  officers,

directors, employees, representatives and other agents will  not,

directly  or  indirectly,  solicit or initiate  any  discussions,

submissions  of  proposals  or offers  or  negotiations  with  or continue or participate in any negotiations or discussions  with,

or  provide any information or data of any nature whatsoever  to,

or  otherwise  cooperate in any other way with, any Person  other

than    Buyer    and   its   officers,   directors,    employees,

representatives  and  agents  in  connection  with  any  proposed merger,  consolidation, sale of all or substantially all  of  the assets  of the Company, sale of shares of capital stock or  other equity  securities,  tender or exchange offer,  recapitalization,

debt restructuring or similar transaction involving the Company

            Section   5.12    Post-Closing  Insurance  Coverages.

Except as otherwise specified on Schedule 3.20, Seller shall  pay the  premiums  for policies for the insurance coverages  for  the

Company described on Schedule 3.20 through December 31, 2000, all such policies to be reasonably similar, in cost and coverage,  to the policies in effect for the Company prior to the Closing Date.

In addition, Seller shall, at Seller's sole cost and expense, pay

(and  indemnify,  defend  and hold  the  Buyer  and  the  Company harmless  from)  all loss, cost and expense  arising  out  of  or related  to  any  workers compensation claims  made  against  the

Company before the Closing; the Company shall be responsible  for

(and Buyer shall indemnify, defend and hold Seller harmless from)

all  loss,  cost  and expense arising out of or  related  to  any workers compensation claims first made against the Company  after the Closing.

                            ARTICLE 6

            CONDITIONS TO OBLIGATIONS OF THE PARTIES
            ----------------------------------------
           Section  6.1    Conditions to Each Party's Obligation.

The  respective  obligation  of  each  party  to  consummate  the transactions  contemplated herein is subject to the  satisfaction at or prior to the Closing of the following conditions:

                (a)   No  statute, rule or regulation shall  have

been   enacted,  promulgated  or  enforced  by   any   court   or

governmental   authority  which  prohibits   or   restricts   the

consummation of the transactions contemplated hereby;

                (b)   There shall not be in effect any  judgment,

order,   injunction   or  decree  of  any  court   of   competent

jurisdiction  enjoining  the  consummation  of  the  transactions contemplated hereby;

                 (c)   There  shall  not  be  any  suit,  action,

investigation, inquiry or other proceeding instituted, pending or

threatened   by   any   governmental  or  other   regulatory   or

administrative  agency or commission which  seeks  to  enjoin  or otherwise  prevent consummation of the transactions  contemplated hereby; and

                (d)   The  transactions contemplated  by  another

Stock  Purchase Agreement, dated the date hereof, by and  between

Seller  and  LRT Holding Company, Inc., an Illinois  corporation,

shall have been consummated prior to the Closing.

           Section  6.2    Conditions to Obligations  of  Seller.

The   obligations  of  Seller  to  consummate  the   transactions

contemplated  hereby are further subject to the satisfaction  (or written  waiver)  at  or prior to the Closing  of  the  following conditions:

                (a)   The representations and warranties of Buyer

contained  in  Article  4 of this Agreement  shall  be  true  and correct in all material respects at the date hereof and as of the

Closing  as  if made at and as of such time, except  for  changes permitted  or  contemplated hereby and except for representations and warranties which are as of a specific date;

                (b)   Buyer shall have performed in all  material

respects  its  obligations under this Agreement  required  to  be performed by it at or prior to the Closing pursuant to the  terms hereof;

                (c)  Buyer shall have delivered to Seller or  its

Affiliates those items set forth in Section 1.6 hereof; and

                (d)  The Company and Seller shall have executed a

document canceling all intercompany accounts between such parties as of the Closing.


          Section 6.3    Conditions to Obligations of Buyer.  The

obligations  of Buyer to consummate the transactions contemplated hereby  are  further  subject  to the  satisfaction  (or  written waiver) at or prior to the Closing of the following conditions:

                (a)  The representations and warranties of Seller

contained  in  Article  3 of this Agreement  shall  be  true  and correct in all material respects at the date hereof and as of the

Closing  as  if made at and as of such time, except  for  changes permitted  or  contemplated hereby and except for representations and warranties which are as of a specific date;

                (b)   Seller shall have performed in all material

respects  its  obligations under this Agreement  required  to  be performed by it at or prior to the Closing pursuant to the  terms hereof;

                (c)   Seller shall have delivered to Buyer  those

items set forth in Section 1.5 hereof; and

                (d)   Seller  shall have delivered  to  Buyer  an

executed document of Bank One, Oklahoma, N.A. consenting  to  the

transaction  described  herein,  releasing  the  Company   as   a
guarantor  under  the Credit Agreement dated September  24,  1999

between  Seller  and  Bank  One  and  releasing  the  Shares   as

collateral  to  such agreement (all related  Bank  One  liens  on assets of the Company shall have been terminated as well).


                            ARTICLE 7

                           TERMINATION
                           -----------
           Section  7.1     Termination.  This Agreement  may  be

terminated  and  the  transactions  contemplated  hereby  may  be abandoned:

                (a)   at  any time, by mutual written consent  of

Seller and Buyer;

               (b)  if the transactions contemplated hereby shall

have   been   permanently  enjoined  by  a  court  of   competent

jurisdiction,  provided that no party hereto who  brought  or  is affiliated  with  the party who brought the  action  seeking  the permanent enjoinment of the transactions contemplated hereby  may seek  termination  of  this Agreement pursuant  to  this  Section

7.1(b);

                (c)   if the transactions contemplated hereby  or

any  of the conditions to Closing hereunder become impossible  to perform  or obtain, as applicable, provided that no party  hereto who  caused  or  is affiliated with any Person  who  caused  such impossibility, may seek termination of this Agreement pursuant to this Section 7.1(c);

               (d)  by Buyer, following receipt of any supplement

or  amendment  to the schedules and exhibits to  be  provided  by

Seller  under this Agreement, by written notice to Seller if  (i)

the matter which gives rise to such supplement or amendment has a

Company   Material  Adverse  Effect  and  (ii)  the   notice   of

termination pursuant to this Section 7.1(d) is given by Buyer  to

Seller prior to Closing and within five business days of Buyer's receipt of the supplement or amendment to the schedules and exhibits to be provided by Seller under this Agreement; or

                (e)   at any time after June 30, 2000, by Seller,

on  the  one  hand, or Buyer, on the other hand, if  the  Closing shall not have occurred on or prior to such date.

          Section 7.2    Procedure and Effect of Termination.  In

the   event  of  the  termination  of  this  Agreement  and   the

abandonment  of the transactions contemplated hereby pursuant  to

Section  7.1  hereof, written notice thereof shall  forthwith  be given by Seller, on the one hand, or Buyer, on the other hand, so terminating to the other party and this Agreement shall terminate and  the  transactions contemplated hereby  shall  be  abandoned,

without  further action by Seller, on the one hand, or Buyer,  on

the  other  hand.   If this Agreement is terminated  pursuant  to

Section 7.1 hereof:

                (a)   each  party shall redeliver all  documents,

work papers and other materials of the other parties relating  to the  transactions contemplated hereby, whether so obtained before or  after the execution hereof, to the party furnishing the  same or,  upon  prior written notice to such party, shall destroy  all such  documents,  work  papers and other  materials  and  deliver notice to the parties seeking destruction of such documents  that

such   destruction  has  been  completed,  and  all  confidential information  received by any party hereto  with  respect  to  the other  party  shall be treated in accordance with Section  5.2(b)

hereof;

                 (b)    all   filings,  applications  and   other

submissions made pursuant hereto shall, at the option of  Seller,

and  to  the extent practicable, be withdrawn from the agency  or other Person to which made; and

                (c)   there  shall be no liability or  obligation

hereunder  on  the  part  of Seller or  Buyer  or  any  of  their

respective    directors,    officers,   employees,    Affiliates,
controlling  Persons,  agents  or  representatives,  except  that

Seller or Buyer, as the case may be, shall have liability to  the other  party if the basis of termination is a material breach  by

Seller  or  Buyer,  as the case may be, of one  or  more  of  the provisions  of  this Agreement, and except that  the  obligations provided  for  in this Section 7.2 and Section 9.1  hereof  shall survive any such termination.

                            ARTICLE 8

                   SURVIVAL OF REPRESENTATIONS
                   ---------------------------
           Section 8.1    Survival of Representations, Warranties

and Agreements.  No representations, warranties and agreements of

Seller  and Buyer shall survive the Closing except those made  in

Sections 3.1, 3.2, 3.3, 3.4, 3.18, 4.1, 4.6, 4.7, 5.4, 5.7,  5.8,

7.2 and 9.1, respectively, shall survive the Closing for a period

of  one  (1)  year.   Any  covenant or  agreement  of  any  party

contained  herein  which by its terms shall survive  the  Closing shall survive until fully performed; and provided, further,  that this Section 8.1 is not intended in any way to limit any covenant or  agreement of the parties which contemplates performance after the Closing.

                            ARTICLE 9

                          MISCELLANEOUS
                          -------------
           Section 9.1    Fees and Expenses.  Except as set forth

in  this Section 9.1 and Section 5.8(b)(vii), whether or not  the transactions contemplated herein are consummated pursuant hereto,

Seller, on the one hand, and Buyer, on the other hand, shall  pay all  fees  and expenses incurred by, or on behalf of,  Seller  or

Buyer,  respectively, in connection with, or in anticipation  of,

this   Agreement   and  the  consummation  of  the   transactions

contemplated hereby.  Seller, on the one hand, and Buyer, on  the other hand, shall indemnify and hold harmless the other from  and against any and all claims or liabilities for financial advisory and finders' fees incurred by reason of any action taken by such party  or  otherwise arising out of the transactions contemplated by  this Agreement by any Person claiming to have been engaged by such party.

           Section 9.2    Further Assurances.  From time to  time

after  the  Closing Date, at the reasonable request of the  other party hereto and at the expense of the party so requesting,  each

of   the  parties  hereto  shall  execute  and  deliver  to  such requesting  party such documents and take such  other  action  as

such  requesting  party  may  reasonably  request  in  order   to

consummate more effectively the transactions contemplated hereby.

            Section   9.3     Notices.   All  notices,  requests,

demands,  waivers and other communications required or  permitted to  be given under this Agreement shall be in writing and may  be given by any of the following methods: (a) personal delivery; (b)

facsimile transmission; (c) registered or certified mail, postage prepaid,  return  receipt requested; or  (d)  overnight  delivery service.  Notices shall be sent to the appropriate party  at  its address or facsimile number given below (or at such other address or  facsimile  number  for such party as shall  be  specified  by notice given hereunder):

                    If to Buyer, to:

                    NAWC Holding Company, Inc.
                    6800 West 68th Street
                    Bedford Park, Illinois 60638
                    Fax No.  (708) 788-0935
                    Attention:  A. Roy Phillips, President

                    with a copy to:

                    Schwartz & Freeman
                    401 North Michigan Avenue
                    Suite 1900
                    Chicago, Illinois 60611
                    Fax No. (312) 222-0818
                    Attention:  David Sugar, Esq.

                    If to Seller, to:

                    Kinark Corporation
                    2250 East 73rd Street
                    Suite 300
                    Tulsa, Oklahoma 74136-6832
                    Fax No.  (918) 494-3999
                    Attention:  Ronald J. Evans, President and Chief
                     Executive Officer

                    with a copy to:

                    King & Spalding
                    191 Peachtree Street
                    Atlanta, Georgia 30303-1763
                    Fax No.  (404) 572-5146
                    Attention:  Paul A. Quiros, Esq.

All  such  notices, requests, demands, waivers and communications shall  be deemed received upon (i) actual receipt thereof by  the addressee,  (ii)  actual  delivery  thereof  to  the  appropriate address  or  (iii) in the case of a facsimile transmissions  upon

transmission   thereof  by  the  sender  and  issuance   by   the

transmitting  machine of a confirmation slip that the  number  of pages  constituting  the  notice have  been  transmitted  without

error.   In  the  case of notices sent by facsimile transmission,

the  sender shall contemporaneously mail a copy of the notice  to the  addressee at the address provided for above.  However,  such mailing  shall  in no way alter the time at which  the  facsimile notice is deemed received.

           Section 9.4    Severability.  Should any provision  of

this   Agreement   for   any  reason  be  declared   invalid   or

unenforceable,  such decision shall not affect  the  validity  or enforceability of any of the other provisions of this  Agreement,

which  remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to

Persons or circumstances other than those as to which it is  held invalid  or  unenforceable shall be valid  and  enforced  to  the fullest extent permitted by law.

            Section  9.5     Binding  Effect;  Assignment.   This

Agreement and all of the provisions hereof shall be binding  upon and  shall  inure to the benefit of the parties hereto and  their

respective  successors  and  permitted  assigns.   Neither   this

Agreement  nor  any  of  the  rights,  interests  or  obligations hereunder  shall be assigned, directly or indirectly,  including,

without  limitation,  by operation of law, by  any  party  hereto without the prior written consent of the other parties hereto.

           Section  9.6     No  Third Party Beneficiaries.   This

Agreement is solely for the benefit of Seller, and its successors and  permitted assigns, with respect to the obligations of  Buyer under  this  Agreement, and for the benefit  of  Buyer,  and  its respective successors and permitted assigns, with respect to  the obligations of Seller, under this Agreement, and for the  benefit of  the Employees with respect to the obligations of Buyer  under

Section  5.7 of this Agreement, and this Agreement shall  not  be deemed  to  confer  upon  or give to any other  third  party  any remedy, claim, liability, reimbursement, cause of action or other right.

          Section 9.7    Interpretation.

               (a)  The Article and Section headings contained in

this  Agreement are solely for the purpose of reference, are  not part  of  the agreement of the parties and shall not in  any  way affect the meaning or interpretation of this Agreement.

                (b)  As used in this Agreement, the term "Person"

shall  mean  and  include an individual, a partnership,  a  joint venture,  a  corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                 (c)    As  used  in  this  Agreement,  the  term

"Affiliate" shall have the meaning set forth in Rule 12b-2 of the

General  Rules and Regulations under the Securities Exchange  Act of 1934, as amended.

           Section  9.8    Jurisdiction and Consent  to  Service.

Without  limiting the jurisdiction or venue of any  other  court,

each  of  Seller  and Buyer (a) agrees that any suit,  action  or proceeding  arising out of or relating to this Agreement  may  be brought  solely in the state or federal courts of  Illinois;  (b)

consents to the exclusive jurisdiction of each such court in  any suit,  action or proceeding relating to or arising  out  of  this

Agreement;  (c)  waives any objection which it may  have  to  the laying  of  venue in any such suit, action or proceeding  in  any such court; and (d) agrees that service of any court paper may be made  in such manner as may be provided under applicable laws  or court rules governing service of process.

           Section  9.9    Entire Agreement.  This Agreement  and

other  documents referred to herein or delivered pursuant hereto,

including  but  not limited to the schedules and exhibits,  which form  a  part  hereof constitute the entire agreement  among  the parties  with respect to the subject matter hereof and  supersede all  other prior agreements and understandings, both written  and oral,  between  the parties or any of them with  respect  to  the subject matter hereof.

           Section 9.10   Governing Law.  This Agreement shall be

governed  by  and construed in accordance with the  laws  of  the

State  of  Illinois (regardless of the laws that might  otherwise govern  under applicable principles of conflicts of laws thereof)

as  to  all  matters,  including but not limited  to  matters  of validity, construction, effect, performance and remedies.

           Section  9.11    Specific  Performance.   The  parties

acknowledge  and  agree that any breach  of  the  terms  of  this

Agreement  would  give rise to irreparable harm for  which  money damages  would  not  be an adequate remedy  and  accordingly  the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of

specific  performance  without  the  necessity  of  proving   the

inadequacy of money damages as a remedy.

           Section  9.12   Counterparts.  This Agreement  may  be

executed in counterparts, each of which shall be deemed to be  an original,  but  all of which shall constitute one  and  the  same

agreement.   The parties agree that faxed signature  pages  shall

constitute  valid  original  signatures  when  attached  to  this

Agreement.

           Section  9.13    Amendment, Modification  and  Waiver.

This  Agreement may be amended, modified or supplemented  at  any time  by  written agreement of Seller and Buyer.  Any failure  of

Seller  or  Buyer  to comply with any term or provision  of  this

Agreement  may be waived, with respect to Buyer, by  Seller  and,

with  respect  to Seller, by Buyer, by an instrument  in  writing signed  by or on behalf of the appropriate party, but such waiver or  failure  to insist upon strict compliance with such  term  or provision  shall  not operate as a waiver of,  or  estoppel  with respect to, any subsequent or other failure to comply.

          Section 9.14   Knowledge.  "To the Knowledge of Seller"

or  any similar phrase contained in this Agreement shall mean the actual knowledge of the Company Executives.  For purposes hereof,

the  "Company Executives" shall consist of:  Ronald J. Evans  and

Paul  R.  Chastain.  "To the Knowledge of Buyer" or  any  similar

phrase   contained  in  this  Agreement  shall  mean  the  actual

knowledge  of  the  Buyer Executives.  For purposes  hereof,  the

"Buyer Executives" shall consist of:  A. Roy Phillips.

           Section 9.15   Schedules and Exhibits.  The schedules,

attachments and all exhibits hereto are hereby incorporated  into this  Agreement and are hereby made a party hereof as if set  out in full in this Agreement.

        IN  WITNESS WHEREOF, the parties hereto have caused  this

  Agreement to be executed as of the date first above written.

                                KINARK CORPORATION


                                By: /s/Ronald J. Evans
                                   -------------------
                                   Name:  Ronald J. Evans
                                   Title: President and Chief
                                          Executive Officer


                                NAWC HOLDING COMPANY, INC.


                                By: /s/A. Roy Phillips
                                   --------------------
                                   Name:  A. Roy Phillips
                                   Title: President




                          Schedule 2.2

           Services Provided by Seller to the Company
           ------------------------------------------

1. Negotiates and places property and liability insurance coverages. Makes premium payments.

2. Schedules review of financial records by independent auditing firm.

3. Negotiates bank credit agreements and designates operating bank accounts.

4. Maintains the minute books, stock ledgers and corporate seals.

5. Engages independent accountants to prepare Illinois state income tax returns.

6.   Engages legal counsel.



                          Schedule 3.1

Governmental Permits and Licenses & States Authorized to Conduct Business
-------------------------------------------------------------------------

1.   Company is authorized to conduct business in Illinois.

2.   Governmental Permits:

     Village of Bedford Park Renewal Certificate
     State of Illinois Warehouse License for Bedford Park Warehouse Illinois Business Registration NUC-1 (Resale Certificate
      Application) for North American Warehousing Company



                          Schedule 3.3

                          Common Stock
                          ------------

North American Warehousing Company
----------------------------------

Number of shares authorized -- 10,000
Number of shares issued and outstanding -- 1,000
Number of shares of Preferred Series A Stock authorized, issued and outstanding -- One (1)


                          Schedule 3.4

                    Ownership of Common Stock
                    -------------------------

     All of the outstanding common stock of the Company is pledged as collateral to the Credit Agreement dated September 24, 1999 between Seller and Bank One, Oklahoma, N.A.


                          Schedule 3.5

                     Consents and Approvals
                     ----------------------

1. Pursuant to Section 7.1.6 of the Credit Agreement dated September 24, 1999 between Seller and Bank One, Oklahoma, N.A., Seller's divestiture of the Company requires the prior consent of Bank One. Further, Bank One acknowledges in such agreement that it will cooperate with Seller to accommodate such divestiture.


                         Schedule 3.8(a)

                    Interest in Real Property
                    -------------------------

1. North American Warehousing Company has an option to purchase a 200,808 square foot warehouse located at 6800
     W. 68th Street in Bedford Park, Illinois for a purchase price of $5,250,000.00, under the terms of the Ninth
     Lease Amendment dated June 1, 1999 to the Lease dated June 14, 1979 between Company and Landlord. The Company has the right to exercise the purchase option at any time prior to expiration of the amended lease on December 31,
     2001, provided Company has paid the Purchase Option Fee when due each month. Failure to pay the Purchase Option Fee when due shall cause the Purchase Option to terminate unconditionally and irrevocably. Refer to Paragraphs 4 and 5 of the Ninth Lease Amendment, copy attached.


                        Schedule 3.8(b)

                       Title and Ownership
                       -------------------

Exceptions to Good Title -- None


                          Schedule 3.9

                         Leases - Other
                         --------------

See Schedule 3.8(a)


                        Schedule 3.10(b)

                      Intellectual Property
                      ---------------------

None


                          Schedule 3.12

                           Litigation
                           ----------

None.


                          Schedule 3.13

                 Compliance With Applicable Law
                 ------------------------------

Exceptions -- None


                          Schedule 3.14

                   Contracts and Arrangements
                   --------------------------

1.  The Company  is  guarantor  under  the  Credit  Agreement   dated
    September  24,  1999 between Seller and Bank One,  Oklahoma, N.A.

2.  See Schedule 3.8(a).

3.  Management Agreement with Lake River Corporation.


                          Schedule 3.15

                     Employee Benefit Plans
                     ----------------------

None.


                          Schedule 3.20

                           INSURANCE

                                                          Coverage      Annual
      Coverage        Agent/Carrier      Policy No.         Term       Premium
-----------------  ------------------  --------------  -------------  ---------

General Liability  Marsh & McLennan      2855853-01    12/31/99 - 00   $12,660
                   (M&M)/ Steadfast
                   Insurance (Atl.Inc.)
                   Zurich American       285261401     12/31/99 - 00    10,392

Umbrella/Excess    M&M/National Union    BE 7391742    12/31/99 - 00    25,169
                   Fire

Property Insurance M&M/Reliance PA       NZB0133193    12/31/99 - 00    24,301
& Business Inter-
ruption

D&O Liability (A)  M&M/Continental       132024383     12/14/99 -         ---
                   Casualty                            Closing

Boiler &           M&M/Hartford     FBP-HN-4914483-01  12/31/99 - 00     2,166
Machinery          Steam

Comprehensive      M&M/Gulf Insurance    GA05835957     6/26/00 - 01      ---
Crime

Fiduciary          L&W/National Union    4857845        6/22/00 - 01      ---
                   Fire

Group Travel       L&W/Hartford          ETB-19158      8/01/97 -         ---
                                                        Closing

*Seller's policy number
(A) These policies are exceptions to Seller's transfer and premium payments, as per Sections 2.3 and 3.20.



                          Schedule 4.2


None.




                          Schedule 4.4


None.